FOR IMMEDIATE RELEASE
DATE: July 20, 2023

HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2023 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $16.8 million, or $0.48 per diluted share, for the second quarter of 2023 compared to $20.5 million, or $0.58 per diluted share, for the first quarter of 2023.
•Loans receivable increased $123.9 million, or 3.0% in the second quarter of 2023.
•Capital remains strong with a leverage ratio of 9.9% and a total capital ratio of 14.1% at June 30, 2023.
•The ratio of nonperforming assets to total assets at June 30, 2023 and March 31, 2023 was 0.07%.
•Net interest margin was 3.56% for the second quarter of 2023 compared to 3.91% for the first quarter of 2023.
•Cost of total deposits was 0.61% for the second quarter of 2023 compared to 0.31% for the first quarter of 2023.
•Total deposits decreased $193.5 million or 3.3% in the second quarter of 2023.
•Declared a regular cash dividend of $0.22 per share on July 19, 2023.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $16.8 million for the second quarter of 2023 compared to $20.5 million for the first quarter of 2023 and $18.6 million for the second quarter of 2022. Diluted earnings per share for the second quarter of 2023 were $0.48 compared to $0.58 for the first quarter of 2023 and $0.52 for the second quarter of 2022.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "Results for the second quarter continue to demonstrate the strength of our business model. We have a balance sheet with a legacy of strong core deposits and ample liquidity which allows us to maintain loan production. Although we are experiencing the industry-wide pressure on funding costs, we are encouraged with the ongoing development of customer relationships, particularly in the markets where we’ve hired banking teams over the past year, such as the Portland, Eugene and Boise MSAs. We believe our continued focus on prudent risk management, coupled with strategic and measured growth, will benefit our long-term returns for shareholders.
We are proud to report that Heritage Bank has partnered with Francis + Clare Place to provide financing for 61 affordable housing units in Portland, Oregon. These units will house individuals who have been living on the street and will provide substantial social safety-net services to help them reintegrate into the community. This Catholic Charities of Oregon sponsored transaction is the second of two complexes located in an area that has been especially hurt by homelessness."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(Dollars in thousands, except per share amounts)
Net income	$16,846	$20,457	$18,584
Pre-tax, pre-provision income (1)	$21,780	$26,495	$21,357
Diluted earnings per share	$0.48	$0.58	$0.52
Return on average assets (2)	0.95%	1.17%	1.01%
Pre-tax, pre-provision return on average assets (1) (2)	1.22%	1.52%	1.16%
Return on average common equity (2)	8.19%	10.21%	9.19%
Return on average tangible common equity (1) (2)	12.04%	15.05%	13.68%
Net interest margin (2)	3.56%	3.91%	3.04%
Cost of total deposits (2)	0.61%	0.31%	0.09%
Efficiency ratio	65.5%	61.1%	62.6%
Noninterest expense to average total assets (2)	2.32%	2.39%	1.94%
Total assets	$7,115,410	$7,236,806	$7,316,467
Loans receivable, net	$4,204,936	$4,083,003	$3,834,368
Total deposits	$5,595,543	$5,789,022	$6,330,190
Loan to deposit ratio (3)	76.0%	71.3%	61.2%
Book value per share	$23.39	$23.53	$22.94
Tangible book value per share (1)	$16.34	$16.48	$15.83
(1) See Non-GAAP Financial Measures section herein.
(2) Annualized.
(3) Loans receivable divided by total deposits.
Balance Sheet
Cash and cash equivalents decreased $193.1 million, or 64.1%, to $108.4 million at June 30, 2023 from $301.5 million at March 31, 2023 due primarily to an increase in loans receivable and a decrease in deposits, partially offset by an increase in borrowings.
Total investment securities decreased $47.4 million, or 2.3%, to $2.03 billion at June 30, 2023 from $2.08 billion at March 31, 2023 due primarily to maturities and prepayments. There were no investment securities purchased in the second quarter of 2023. The total of net unrealized losses in available for sale and net unrecognized losses in held to maturity investments increased $32.6 million due primarily to a decline in fair values of investment securities available for sale and held to maturity since March 31, 2023 due to changes in market rates.
The following table summarizes the Company's investment securities at the dates indicated including change in net unrealized loss and net unrecognized loss:

	June 30, 2023			March 31, 2023
	Amortized Cost	Net Unrealized Loss	Fair Value	Amortized Cost	Net Unrealized Loss	Fair Value	$ Change in Net Unrealized Loss
	(Dollars in thousands)
Investment securities available for sale:
U.S. government and agency securities	$68,514	$(4,255)	$64,259	$68,514	$(3,964)	$64,550	$(291)
Municipal securities	145,681	(15,666)	130,015	146,525	(14,028)	132,497	(1,638)
Residential CMO and MBS(1)	465,625	(54,653)	410,972	481,380	(47,668)	433,712	(6,985)
Commercial CMO and MBS(1)	698,833	(50,492)	648,341	704,156	(40,659)	663,497	(9,833)
Corporate obligations	4,000	(226)	3,774	4,000	(183)	3,817	(43)
Other asset-backed securities	19,491	(302)	19,189	20,394	(395)	19,999	93
Total	1,402,144	(125,594)	1,276,550	1,424,969	(106,897)	1,318,072	(18,697)

	June 30, 2023			March 31, 2023
	Amortized Cost	Net Unrecognized Loss	Fair Value	Amortized Cost	Net Unrecognized Loss	Fair Value	$ Change in Net Unrecognized Loss
	(Dollars in thousands)
Investment securities held to maturity:
U.S. government and agency securities	151,005	(30,245)	120,760	150,969	(28,298)	122,671	(1,947)
Residential CMO and MBS(1)	280,032	(17,219)	262,813	285,337	(12,303)	273,034	(4,916)
Commercial CMO and MBS(1)	323,239	(42,002)	281,237	323,857	(34,915)	288,942	(7,087)
Total	754,276	(89,466)	664,810	760,163	(75,516)	684,647	(13,950)

Total investment securities	$2,156,420	$(215,060)	$1,941,360	$2,185,132	$(182,413)	$2,002,719	$(32,647)
(1) U.S. government agency and government-sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.

Loans receivable increased $123.9 million, or 3.0% in the second quarter of 2023, due to a combination of loan originations and net advances on loans outstanding. New loans funded in the second quarter of 2023 and first quarter of 2023 were $133.6 million and $138.1 million, respectively. Net advances on loans outstanding increased $47.8 million to $60.9 million during the second quarter of 2023 as compared to $13.1 million in the first quarter of 2023. Loan prepayments increased slightly during the second quarter of 2023 to $52.3 million, compared to $41.5 million during the first quarter of 2023.
Non-owner occupied CRE loans increased by $42.7 million, or 2.7%, during the second quarter of 2023 due to new loan originations of $46.2 million offset partially by loan repayments. Commercial and multifamily construction loans increased by $36.5 million, or 13.5%, due primarily to advances on outstanding loans during the second quarter of 2023. Total new commitments for commercial and multifamily construction loans were $58.5 million in the second quarter of 2023. In addition, commercial and industrial loans increased $23.0 million, or 3.4%, due to new loan originations of $34.4 million offset partially by loan repayments.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	June 30, 2023		March 31, 2023		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$708,021	16.7%	$684,998	16.6%	$23,023	3.4%
SBA PPP	567	—	900	—	(333)	(37.0)
Owner-occupied commercial real estate ("CRE")	958,912	22.6	949,064	23.0	9,848	1.0
Non-owner occupied CRE	1,644,490	38.6	1,601,789	38.8	42,701	2.7
Total commercial business	3,311,990	77.9	3,236,751	78.4	75,239	2.3
Residential real estate	375,659	8.8	363,777	8.8	11,882	3.3
Real estate construction and land development:
Residential	78,660	1.9	72,926	1.8	5,734	7.9
Commercial and multifamily	307,041	7.2	270,547	6.6	36,494	13.5
Total real estate construction and land development	385,701	9.1	343,473	8.4	42,228	12.3
Consumer	177,994	4.2	183,471	4.4	(5,477)	(3.0)
Loans receivable	4,251,344	100.0%	4,127,472	100.0%	123,872	3.0
Allowance for credit losses on loans	(46,408)		(44,469)		(1,939)	4.4
Loans receivable, net	$4,204,936		$4,083,003		$121,933	3.0%

Total deposits decreased $193.5 million, or 3.3%, from March 31, 2023. The decrease was due to competitive pricing pressures and customers moving excess funds to alternative higher yielding investments as well as general decreases in individual customer balances which included large capital expenditures and tax payments.

Certificates of deposit increased $44.8 million, or 11.3%, from March 31, 2023. The increase in certificates of deposits included transfers from non-maturity deposit accounts. Brokered deposits decreased $7.6 million, or 14.5%, to $44.7 million at June 30, 2023 from $52.3 million at March 31, 2023.
The following table summarizes the Company's total deposits at the dates indicated:

	June 30, 2023		March 31, 2023		Change
	Balance (1)	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,857,492	33.2%	$1,982,909	34.3%	$(125,417)	(6.3)%
Interest bearing demand deposits	1,618,539	28.9	1,675,393	28.9	(56,854)	(3.4)
Money market accounts	1,143,284	20.4	1,155,559	20.0	(12,275)	(1.1)
Savings accounts	535,065	9.6	578,807	10.0	(43,742)	(7.6)
Total non-maturity deposits	5,154,380	92.1	5,392,668	93.2	(238,288)	(4.4)
Certificates of deposit	441,163	7.9	396,354	6.8	44,809	11.3
Total deposits	$5,595,543	100.0%	$5,789,022	100.0%	$(193,479)	(3.3)%
(1) Deposit balances include deposits held for sale of $15.9 million and $17.2 million at June 30, 2023 and March 31, 2023, respectively.

Total borrowings increased $66.9 million, or 17.5%, to $450.0 million at June 30, 2023 compared to $383.1 million at March 31, 2023. All borrowings at March 31, 2023 were advances from the Federal Home Loan Bank ("FHLB"). During the second quarter of 2023, the Company transferred all borrowings to the Federal Reserve Bank ("FRB") Bank Term Funding Program (“BTFP”) due to advantageous terms and conditions. The BTFP offers loans of up to one year in length to institutions pledging eligible investment securities. The advance rate on the collateral is at par value. The average rate on borrowings from the BTFP was 4.72% as compared to an average rate of 5.15% for FHLB borrowings during the second quarter of 2023.
Total stockholders' equity decreased $6.3 million, or 0.8%, to $819.7 million at June 30, 2023 compared to $826.1 million at March 31, 2023 due primarily to an increase of $14.7 million in accumulated other comprehensive loss as a result of declining fair values of available for sale investment securities and $7.8 million in dividends paid offset partially by $16.8 million of net income recognized for the quarter.
The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”.
The following table summarizes capital ratios for the Company at the dates indicated:

	June 30, 2023	March 31, 2023	Change
Stockholders' equity to total assets	11.5%	11.4%	0.1%
Tangible common equity to tangible assets (1)	8.3	8.3	—
Common equity tier 1 capital ratio (2)	12.8	12.9	(0.1)
Leverage ratio (2)	9.9	9.9	—
Tier 1 capital ratio (2)	13.2	13.3	(0.1)
Total capital ratio (2)	14.1	14.1	—
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The ACL as a percentage of loans was 1.09% at June 30, 2023 compared to 1.08% at March 31, 2023. During the second quarter of 2023, the Company recorded a $1.9 million provision for credit losses, compared to a $1.8 million provision for credit losses during the first quarter of 2023 and a $1.2 million reversal of the provision for credit losses during second quarter of 2022. The increase in the provision for credit losses during the second quarter of 2023 was primarily driven by growth in loans receivable, net and changes in loan mix primarily due to the increases in non-owner occupied CRE, commercial and multifamily construction, and commercial and industrial loans.
The ACL on unfunded commitments ("unfunded") decreased during the second quarter of 2023 compared to the first quarter of 2023 due primarily to an increase in loan utilization rates.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2023			March 31, 2023				June 30, 2022
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded		Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$44,469	$1,856	$46,325	$42,986	$1,744		$44,730	$40,333	$1,552	$41,885
Provision for (reversal of) credit losses	1,988	(79)	1,909	1,713	112		1,825	(649)	(555)	(1,204)
(Net charge-offs) recoveries	(49)	—	(49)	(230)	—	—	(230)	12	—	12
Balance, end of period	$46,408	$1,777	$48,185	$44,469	$1,856		$46,325	$39,696	$997	$40,693

Credit Quality
The ratio of classified loans increased slightly to 1.38% at June 30, 2023 as compared to 1.18% at March 31, 2023. Classified loans include loans rated substandard or worse.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	June 30, 2023		March 31, 2023
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,108,068	96.6%	$3,981,816	96.5%
Special Mention	84,623	2.0	96,832	2.3
Substandard	58,653	1.4	48,824	1.2
Total	$4,251,344	100.0%	$4,127,472	100.0%

Nonperforming assets to total assets was 0.07% at both June 30, 2023 and March 31, 2023 compared to 0.14% at June 30, 2022. Nonperforming assets at June 30, 2023, March 31, 2023 and June 30, 2022 consisted only of nonaccrual loans.
Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(In thousands)
Balance, beginning of period	$4,815	$5,906	$16,527
Additions	—	468	720
Net principal payments and transfers to accruing status	(185)	(909)	(5,964)
Payoffs	—	(650)	(691)
Charge-offs	—	—	(117)
Balance, end of period	$4,630	$4,815	$10,475

Liquidity
Total liquidity sources available at June 30, 2023 were $2.75 billion. This includes internal as well as external sources of liquidity. The Company has access to FHLB advances, the FRB Discount Window and BTFP. The Company's available liquidity sources at June 30, 2023 represented a coverage ratio of 49.2% of total deposits and 150.6% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022
	(Dollars in thousands)
FRB borrowing availability	$859,730	$640,635	$46,827
FHLB borrowing availability(1)	1,216,990	1,197,964	1,226,234
Unencumbered investment securities available for sale(2)	872,109	1,116,013	1,323,947
Cash and cash equivalents	108,378	301,481	103,590
Fed funds line borrowing availability with correspondent banks	145,000	215,000	215,000
Total sources of liquidity	3,202,207	3,471,093	2,915,598
Less: Borrowings outstanding	(450,000)	(383,100)	—
Total liquidity	$2,752,207	$3,087,993	$2,915,598
(1) Includes FHLB borrowing availability of $1.22 billion at June 30, 2023 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.10 billion.
(2) Investment securities available for sale at fair value.

Net Interest Income and Net Interest Margin
Net interest income decreased $4.0 million, or 6.7%, during the second quarter of 2023 compared to the first quarter of 2023. In addition, net interest margin decreased 35 basis points to 3.56% from 3.91% as compared to the prior quarter. The decrease in net interest income was due primarily to a $4.1 million increase in interest expense on deposits and $3.3 million increase in interest expense on borrowings. The increase in interest expense on deposits was due to a 43 basis point increase in average rates due to competitive rate pressures. The average cost of interest bearing deposits increased from 0.49% to 0.92%. The increase in interest expense on borrowings was due to an increase in average balances. The average cost of borrowings declined 5 basis points from 4.92% to 4.87% as the Company transferred borrowings from the FHLB to the FRB's BTFP during the second quarter of 2023 due to a lower borrowing rate. The increase in interest expense was partially offset by a $3.4 million increase in interest income, primarily due to a $3.2 million increase in interest income on loans receivable, net. The average balance of loans receivable, net increased by $106.2 million and the average yield on loans receivable, net increased 12 basis points to 5.19% during the second quarter of 2023.
Net interest income increased $5.8 million, or 11.5%, during the second quarter of 2023 compared to the second quarter of 2022 and the net interest margin increased 52 basis points during this same period. The increase was due primarily to an increase in yields earned on interest earning assets following increases in market interest rates and a shift into higher yielding interest earning assets. This was partially offset by an increase in interest expense due to an increase in deposit rates and borrowing expense.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars amounts in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,145,556	$53,623	5.19%	$4,039,395	$50,450	5.07%	$3,812,045	$40,890	4.30%
Taxable securities	1,989,297	14,774	2.98	2,007,339	14,657	2.96	1,450,328	7,607	2.10
Nontaxable securities (3)	71,803	520	2.90	82,893	586	2.87	137,429	893	2.61
Interest earning deposits	90,754	1,154	5.10	83,376	972	4.73	1,213,156	2,342	0.77
Total interest earning assets	6,297,410	70,071	4.46%	6,213,003	66,665	4.35%	6,612,958	51,732	3.14%
Noninterest earning assets	845,455			848,956			772,658
Total assets	$7,142,865			$7,061,959			$7,385,616
Interest Bearing Liabilities:
Certificates of deposit	$421,451	$2,483	2.36%	$350,206	$1,224	1.42%	$321,926	$324	0.40%
Savings accounts	551,201	157	0.11	601,166	142	0.10	652,407	88	0.05
Interest bearing demand and money market accounts	2,782,353	5,967	0.86	2,829,198	3,162	0.45	3,067,373	1,001	0.13
Total interest bearing deposits	3,755,005	8,607	0.92	3,780,570	4,528	0.49	4,041,706	1,413	0.14
Junior subordinated debentures	21,577	499	9.28	21,501	482	9.09	21,287	239	4.50

	Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars amounts in thousands)
Securities sold under agreement to repurchase	39,755	63	0.64	43,202	47	0.44	48,272	32	0.27
Borrowings	417,896	5,078	4.87	145,605	1,766	4.92	—	—	—
Total interest bearing liabilities	4,234,233	14,247	1.35%	3,990,878	6,823	0.69%	4,111,265	1,684	0.16%
Noninterest demand deposits	1,900,640			2,068,688			2,349,746
Other noninterest bearing liabilities	183,250			189,893			113,644
Stockholders’ equity	824,742			812,500			810,961
Total liabilities and stockholders’ equity	$7,142,865			$7,061,959			$7,385,616
Net interest income and spread		$55,824	3.11%		$59,842	3.66%		$50,048	2.98%
Net interest margin			3.56%			3.91%			3.04%
(1)Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $726,000, $752,000 and $2.4 million for the second quarter of 2023, first quarter of 2023 and second quarter of 2022, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased during the second quarter of 2023 from the first quarter of 2023 due primarily to a $1.7 million decrease in other income as a result of a $1.6 million gain from the sale of Visa Inc. Class B common stock during the first quarter of 2023.
Noninterest income increased during the second quarter of 2023 compared to the same period in 2022 due primarily to higher deposit service charges and an increase in FHLB dividend income included in other income. The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2023	March 31, 2023	June 30, 2022	$	%	$	%
	(Dollar amounts in thousands)
Service charges and other fees	$2,682	$2,624	$2,577	$58	2.2%	$105	4.1%
Card revenue	2,123	2,000	2,146	123	6.2	(23)	(1.1)
Loss on sale of investment securities	—	(286)	—	286	(100.0)	—	(100.0)
Gain on sale of loans, net	101	49	219	52	106.1	(118)	(53.9)
Interest rate swap fees	115	53	26	62	117.0	89	342.3
Bank owned life insurance income	837	709	764	128	18.1	73	9.6
Gain on sale of other assets, net	—	2	—	(2)	(100.0)	—	—
Other income	1,423	3,107	1,284	(1,684)	(54.2)	139	10.8
Total noninterest income	$7,281	$8,258	$7,016	$(977)	(11.8)%	$265	3.8%

Noninterest Expense
Noninterest expense decreased $0.3 million or 0.7% during the second quarter of 2023 from the first quarter of 2023 due primarily to a decrease in compensation and employee benefits resulting from a decrease in the accrual for incentive-based compensation and decrease in payroll taxes offset partially by an increase in salary expense due to annual merit increases in base pay. Occupancy and equipment expense decreased due to a decrease in maintenance costs related to winter weather conditions experienced in the first quarter of 2023. Other expense increased due to an increase in customer account loss expense in the second quarter of 2023.
Noninterest expense increased $5.6 million or 15.7% during the second quarter of 2023 compared to the same period in 2022 due primarily to an increase in compensation and employee benefits resulting from an increase in the number of full-time equivalent employees including the addition of commercial and relationship banking teams in 2023 and an increase in salaries and wages due to upward market pressure. Occupancy and equipment expense increased due to the expansion into Eugene, Oregon and Boise, Idaho. Data processing costs increased due primarily to the expansion of digital services including the addition of the ability to open accounts online. Federal deposit insurance premiums increased due to the increase in the assessment rate starting in January 2023. Other expense increased due to an increase in customer account loss expense, employee related expenses which included additional expenses related to calling efforts for the newly added teams, as well as a general increase in operating costs in the second quarter of 2023 as compared to the same period in 2022.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2023	March 31, 2023	June 30, 2022	$	%	$	%
	(Dollar amounts in thousands)
Compensation and employee benefits	$24,781	$25,536	$21,778	$(755)	(3.0)%	$3,003	13.8%
Occupancy and equipment	4,666	4,892	4,171	(226)	(4.6)	495	11.9
Data processing	4,500	4,342	4,185	158	3.6	315	7.5
Marketing	441	402	344	39	9.7	97	28.2
Professional services	751	628	529	123	19.6	222	42.0
State/municipal business and use tax	1,054	1,008	867	46	4.6	187	21.6
Federal deposit insurance premium	797	850	425	(53)	(6.2)	372	87.5
Amortization of intangible assets	623	623	704	—	—	(81)	(11.5)
Other expense	3,712	3,324	2,704	388	11.7	1,008	37.3
Total noninterest expense	$41,325	$41,605	$35,707	$(280)	(0.7)%	$5,618	15.7%

Income Tax Expense
Income tax expense decreased during the second quarter of 2023 compared to the first quarter of 2023 and the same period in 2022 due primarily to a lower effective income tax rate during the second quarter of 2023 following a decrease in pre-tax income which increased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits. The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2023	March 31, 2023	June 30, 2022	$	%	$	%
	(Dollar amounts in thousands)
Income before income taxes	$19,871	$24,670	$22,561	$(4,799)	(19.5)%	$(2,690)	(11.9)%
Income tax expense	$3,025	$4,213	$3,977	$(1,188)	(28.2)%	$(952)	(23.9)%
Effective income tax rate	15.2%	17.1%	17.6%	(1.9)%	(11.1)%	(2.4)%	(13.6)%

Dividends
On July 19, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.22 per share. The dividend is payable on August 16, 2023 to shareholders of record as of the close of business on August 2, 2023.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, July 20, 2023 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 536813 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through July 27, 2023 by dialing (866) 813-9403 -- access code 925696.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 51 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: changes in general economic conditions, either nationally or in our market areas, including as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as supply chain disruptions; higher inflation and the current and future monetary policies of the Federal Reserve in response thereto; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including changes in banking, securities and tax law, in regulatory policies and principles, or the interpretation of regulatory capital or other rules; credit and interest rate risks associated with the Company’s businesses, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	June 30, 2023	March 31, 2023	December 31, 2022
Assets
Cash on hand and in banks	$73,464	$68,969	$74,295
Interest earning deposits	34,914	232,512	29,295
Cash and cash equivalents	108,378	301,481	103,590
Investment securities available for sale, at fair value (amortized cost of $1,402,144, $1,424,969, and $1,460,033, respectively)	1,276,550	1,318,072	1,331,443
Investment securities held to maturity, at amortized cost (fair value of $664,810, $684,647, and $673,434, respectively)	754,276	760,163	766,396
Total investment securities	2,030,826	2,078,235	2,097,839
Loans held for sale	752	—	—
Loans receivable	4,251,344	4,127,472	4,050,858
Allowance for credit losses on loans	(46,408)	(44,469)	(42,986)
Loans receivable, net	4,204,936	4,083,003	4,007,872
Premises and equipment, net	79,401	80,094	76,930
Federal Home Loan Bank stock, at cost	8,373	23,697	8,916
Bank owned life insurance	122,905	122,767	122,059
Accrued interest receivable	18,969	18,548	18,547
Prepaid expenses and other assets	293,950	281,438	296,181
Other intangible assets, net	5,981	6,604	7,227
Goodwill	240,939	240,939	240,939
Total assets	$7,115,410	$7,236,806	$6,980,100

Liabilities and Stockholders' Equity
Deposits	$5,579,657	$5,771,787	$5,907,420
Deposits held for sale	15,886	17,235	17,420
Total deposits	5,595,543	5,789,022	5,924,840
Borrowings	450,000	383,100	—
Junior subordinated debentures	21,619	21,546	21,473
Securities sold under agreement to repurchase	38,215	39,161	46,597
Accrued expenses and other liabilities	190,300	177,895	189,297
Total liabilities	6,295,677	6,410,724	6,182,207

Common stock	550,103	550,869	552,397
Retained earnings	367,085	358,010	345,346
Accumulated other comprehensive loss, net	(97,455)	(82,797)	(99,850)
Total stockholders' equity	819,733	826,082	797,893
Total liabilities and stockholders' equity	$7,115,410	$7,236,806	$6,980,100

Shares outstanding	35,047,800	35,108,120	35,106,697

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Interest Income
Interest and fees on loans	$53,623	$50,450	$40,890	$104,073	$81,915
Taxable interest on investment securities	14,774	14,657	7,607	29,431	13,610
Nontaxable interest on investment securities	520	586	893	1,106	1,753
Interest on interest earning deposits	1,154	972	2,342	2,126	3,048
Total interest income	70,071	66,665	51,732	136,736	100,326
Interest Expense
Deposits	8,607	4,528	1,413	13,135	2,837
Junior subordinated debentures	499	482	239	981	433
Securities sold under agreement to repurchase	63	47	32	110	64
Borrowings	5,078	1,766	—	6,844	—
Total interest expense	14,247	6,823	1,684	21,070	3,334
Net interest income	55,824	59,842	50,048	115,666	96,992
Provision for (reversal of) credit losses	1,909	1,825	(1,204)	3,734	(4,781)
Net interest income after provision for (reversal of) credit losses	53,915	58,017	51,252	111,932	101,773
Noninterest Income
Service charges and other fees	2,682	2,624	2,577	5,306	5,051
Card revenue	2,123	2,000	2,146	4,123	4,409
Loss on sale of investment securities, net	—	(286)	—	(286)	—
Gain on sale of loans, net	101	49	219	150	460
Interest rate swap fees	115	53	26	168	305
Bank owned life insurance income	837	709	764	1,546	2,459
Gain on sale of other assets, net	—	2	—	2	204
Other income	1,423	3,107	1,284	4,530	2,666
Total noninterest income	7,281	8,258	7,016	15,539	15,554
Noninterest Expense
Compensation and employee benefits	24,781	25,536	21,778	50,317	43,030
Occupancy and equipment	4,666	4,892	4,171	9,558	8,502
Data processing	4,500	4,342	4,185	8,842	8,246
Marketing	441	402	344	843	610
Professional services	751	628	529	1,379	1,228
State/municipal business and use taxes	1,054	1,008	867	2,062	1,663
Federal deposit insurance premium	797	850	425	1,647	1,025
Amortization of intangible assets	623	623	704	1,246	1,408
Other expense	3,712	3,324	2,704	7,036	5,715
Total noninterest expense	41,325	41,605	35,707	82,930	71,427
Income before income taxes	19,871	24,670	22,561	44,541	45,900
Income tax expense	3,025	4,213	3,977	7,238	7,559
Net income	$16,846	$20,457	$18,584	$37,303	$38,341

Basic earnings per share	$0.48	$0.58	$0.53	$1.06	$1.09
Diluted earnings per share	$0.48	$0.58	$0.52	$1.06	$1.08
Dividends declared per share	$0.22	$0.22	$0.21	$0.44	$0.42
Average shares outstanding - basic	35,058,155	35,108,390	35,110,334	35,083,133	35,102,572
Average shares outstanding - diluted	35,126,590	35,445,340	35,409,524	35,348,268	35,412,722

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Allowance for Credit Losses on Loans:
Balance, beginning of period	$44,469	$42,986	$40,333	$42,986	$42,361
Provision for (reversal of) credit losses on loans	1,988	1,713	(649)	3,701	(3,171)
Charge-offs:
Commercial business	—	(161)	(117)	(161)	(316)
Residential real estate	—	—	—	—	(30)
Consumer	(144)	(153)	(132)	(297)	(258)
Total charge-offs	(144)	(314)	(249)	(458)	(604)
Recoveries:
Commercial business	38	51	149	89	421
Residential real estate	—	—	—	—	3
Real estate construction and land development	—	—	59	—	67
Consumer	57	33	53	90	619
Total recoveries	95	84	261	179	1,110
Net (charge-offs) / recoveries	(49)	(230)	12	(279)	506
Balance, end of period	$46,408	$44,469	$39,696	$46,408	$39,696
Net charge-offs (recoveries) on loans to average loans receivable, net(1)	—%	0.02%	—%	0.01%	(0.03)%
(1) Annualized.

	June 30, 2023	March 31, 2023	December 31, 2022
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$4,630	$4,815	$5,869
Real estate construction and land development	—	—	37
Total nonaccrual loans	4,630	4,815	5,906
Other real estate owned	—	—	—
Nonperforming assets	$4,630	$4,815	$5,906

Accruing loans past due 90 days or more	2,274	2,344	1,615
ACL on loans to:
Loans receivable	1.09%	1.08%	1.06%
Nonaccrual loans	1,002.33%	923.55%	727.84%
Nonperforming loans to loans receivable	0.11%	0.12%	0.15%
Nonperforming assets to total assets	0.07%	0.07%	0.08%

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands)
Average Balances, Yields, and Rates Paid:

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,092,769	$104,073	5.13%	$3,792,792	$81,915	4.36%
Taxable securities	1,998,268	29,431	2.97	1,361,437	13,610	2.02
Nontaxable securities (3)	77,317	1,106	2.88	141,894	1,753	2.49
Interest earning deposits	87,086	2,126	4.92	1,357,420	3,048	0.45
Total interest earning assets	6,255,440	136,736	4.41%	6,653,543	100,326	3.04%
Noninterest earning assets	847,195			756,523
Total assets	$7,102,635			$7,410,066
Interest Bearing Liabilities:
Certificates of deposit	$386,026	$3,707	1.94%	$329,100	$662	0.41%
Savings accounts	576,046	299	0.10	649,562	175	0.05
Interest bearing demand and money market accounts	2,805,645	9,129	0.66	3,066,849	2,000	0.13
Total interest bearing deposits	3,767,717	13,135	0.70	4,045,511	2,837	0.14
Junior subordinated debentures	21,539	981	9.18	21,250	433	4.11
Securities sold under agreement to repurchase	41,469	110	0.53	49,140	64	0.26
Borrowings	282,502	6,844	4.89%	—	—	—%
Total interest bearing liabilities	4,113,227	21,070	1.03%	4,115,901	3,334	0.16%
Noninterest demand deposits	1,984,200			2,354,571
Other noninterest bearing liabilities	186,553			111,167
Stockholders’ equity	818,655			828,427
Total liabilities and stockholders’ equity	$7,102,635			$7,410,066
Net interest income and spread		$115,666	3.38%		$96,992	2.88%
Net interest margin			3.73%			2.94%
(1)Average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $1.5 million and $5.8 million for the years ended June 30, 2023 and 2022, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Earnings:
Net interest income	$55,824	$59,842	$63,107	$59,286	$50,048
Provision for (reversal of) credit losses	1,909	1,825	1,410	1,945	(1,204)
Noninterest income	7,281	8,258	6,584	7,453	7,016
Noninterest expense	41,325	41,605	40,392	39,147	35,707
Net income	16,846	20,457	22,544	20,990	18,584
Pre-tax, pre-provision net income (3)	21,780	26,495	29,299	27,592	21,357
Basic earnings per share	$0.48	$0.58	$0.64	$0.60	$0.53
Diluted earnings per share	$0.48	$0.58	$0.64	$0.59	$0.52
Average Balances:
Loans receivable, net (1)	$4,145,556	$4,039,395	$3,963,042	$3,859,839	$3,812,045
Total investment securities	2,061,100	2,090,232	2,106,608	2,001,922	1,587,757
Total interest earning assets	6,297,410	6,213,003	6,292,188	6,592,361	6,612,958
Total assets	7,142,865	7,061,959	7,100,844	7,367,736	7,385,616
Total interest bearing deposits	3,755,005	3,780,570	3,878,325	4,017,490	4,041,706
Total noninterest demand deposits	1,900,640	2,068,688	2,239,806	2,356,688	2,349,746
Stockholders' equity	824,742	812,500	780,401	811,052	810,961
Financial Ratios:
Return on average assets (2)	0.95%	1.17%	1.26%	1.13%	1.01%
Pre-tax, pre-provision return on average assets (2)(3)	1.22	1.52	1.64	1.49	1.16
Return on average common equity (2)	8.19	10.21	11.46	10.27	9.19
Return on average tangible common equity (2) (3)	12.04	15.05	17.21	15.20	13.68
Efficiency ratio	65.5	61.1	58.0	58.7	62.6
Noninterest expense to average total assets (2)	2.32	2.39	2.26	2.11	1.94
Net interest spread (2)	3.11	3.66	3.87	3.50	2.98
Net interest margin (2)	3.56	3.91	3.98	3.57	3.04
(1) Average loan receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	As of or for the Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Select Balance Sheet:
Total assets	$7,115,410	$7,236,806	$6,980,100	$7,200,312	$7,316,467
Loans receivable, net	4,204,936	4,083,003	4,007,872	3,959,206	3,834,368
Total investment securities	2,030,826	2,078,235	2,097,839	2,129,461	1,803,241
Deposits	5,595,543	5,789,022	5,924,840	6,237,735	6,330,190
Noninterest demand deposits	1,857,492	1,982,909	2,099,464	2,308,583	2,325,139
Stockholders' equity	819,733	826,082	797,893	776,702	805,366
Financial Measures:
Book value per share	$23.39	$23.53	$22.73	$22.13	$22.94
Tangible book value per share (1)	16.34	16.48	15.66	15.04	15.83
Stockholders' equity to total assets	11.5%	11.4%	11.4%	10.8%	11.0%
Tangible common equity to tangible assets (1)	8.3	8.3	8.2	7.6	7.9
Loans to deposits ratio	76.0	71.3	68.4	64.1	61.2
Regulatory Capital Ratios:
Common equity tier 1 capital ratio(2)	12.8%	12.9%	12.8%	12.8%	13.2%
Leverage ratio(2)	9.9	9.9	9.7	9.2	8.9
Tier 1 capital ratio(2)	13.2	13.3	13.2	13.3	13.6
Total capital ratio(2)	14.1	14.1	14.0	14.0	14.4
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.09%	1.08%	1.06%	1.05%	1.02%
Nonperforming loans	1,002.3	923.6	727.8	675.2	379.0
Nonperforming loans to loans receivable	0.11	0.12	0.15	0.16	0.27
Nonperforming assets to total assets	0.07	0.07	0.08	0.09	0.14
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	—	0.02	(0.02)	(0.05)	—
Criticized Loans by Credit Quality Rating:
Special mention	$84,623	$96,832	$69,449	$84,439	$72,062
Substandard	58,653	48,824	65,765	66,376	94,419
Other Metrics:
Number of banking offices	51	51	50	50	49
Deposits per branch	$109,717	$113,510	$118,497	$124,755	$129,188
Average number of full-time equivalent employees	811	808	806	790	765
Average assets per full-time equivalent employee	8,807	8,740	8,810	9,326	9,654
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$819,733	$826,082	$797,893	$776,702	$805,366
Exclude intangible assets	(246,920)	(247,543)	(248,166)	(248,837)	(249,508)
Tangible common equity (non-GAAP)	$572,813	$578,539	$549,727	$527,865	$555,858

Total assets (GAAP)	$7,115,410	$7,236,806	$6,980,100	$7,200,312	$7,316,467
Exclude intangible assets	(246,920)	(247,543)	(248,166)	(248,837)	(249,508)
Tangible assets (non-GAAP)	$6,868,490	$6,989,263	$6,731,934	$6,951,475	$7,066,959

Stockholders' equity to total assets (GAAP)	11.5%	11.4%	11.4%	10.8%	11.0%
Tangible common equity to tangible assets (non-GAAP)	8.3%	8.3%	8.2%	7.6%	7.9%

Shares outstanding	35,047,800	35,108,120	35,106,697	35,104,248	35,103,929

Book value per share (GAAP)	$23.39	$23.53	$22.73	$22.13	$22.94
Tangible book value per share (non-GAAP)	$16.34	$16.48	$15.66	$15.04	$15.83

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$16,846	$20,457	$22,544	$20,990	$18,584
Add amortization of intangible assets	623	623	671	671	704
Exclude tax effect of adjustment	(131)	(131)	(141)	(141)	(148)
Tangible net income (non-GAAP)	$17,338	$20,949	$23,074	$21,520	$19,140

Average stockholders' equity (GAAP)	$824,742	$812,500	$780,401	$811,052	$810,961
Exclude average intangible assets	(247,278)	(247,922)	(248,560)	(249,245)	(249,890)
Average tangible common stockholders' equity (non-GAAP)	$577,464	$564,578	$531,841	$561,807	$561,071

Return on average common equity, annualized (GAAP)	8.19%	10.21%	11.46%	10.27%	9.19%
Return on average tangible common equity, annualized (non-GAAP)	12.04%	15.05%	17.21%	15.20%	13.68%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$16,846	$20,457	$22,544	$20,990	$18,584
Add income tax expense	3,025	4,213	5,345	4,657	3,977
Add/(subtract) provision for (reversal of) credit losses	1,909	1,825	1,410	1,945	(1,204)
Pre-tax, pre-provision income (non-GAAP)	$21,780	$26,495	$29,299	$27,592	$21,357

Average total assets (GAAP)	$7,142,865	$7,061,959	$7,100,844	$7,367,736	$7,385,616

Return on average assets, annualized (GAAP)	0.95%	1.17%	1.26%	1.13%	1.01%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.22%	1.52%	1.64%	1.49%	1.16%